Exhibit 99.1

SCOLR Pharma, Inc. First Quarter 2011 Financial Results

BOTHELL, WA, May 9, 2011, - SCOLR Pharma, Inc. (OTC Bulletin Board: SCLR) today reported financial results for the three months ended March 31, 2011 and also provided updates on a number of key corporate objectives.

Corporate updates include the following:

•

The Company amended its lease with the landlord of the Company’s principal office in Bothell, Washington. The Company and the landlord agreed to reduce the term of the lease so that it will expire on March 31, 2012 rather than January 31, 2016; to reduce the amount of monthly rent and common area maintenance charges from approximately $38,756 to $11,050; and to forgive all past due amounts for unpaid rent and common area maintenance charges.

•

Stephen J. Turner, President and Chief Executive Officer, and Richard M. Levy, Executive Vice President and Chief Financial Officer, amended their employment agreements to reduce their severance benefits.

Turner said: “Based on anticipated sales of our nutritional products and our reduced expenses we project that our nutritional business will become profitable earlier than previously thought possible. We intend to use any future profits from our nutritional products business to continue development and expansion of that business and to advance our ibuprofen product and pursue licensing or collaborations with pharmaceutical companies and retailers.”

“We are encouraged by the progress of this new business and continue to receive positive feedback from retailers. As evidenced by the amended executive employment agreements and the recent decision by our board of directors to defer payment of cash compensation for 2011, everyone at our company is committed to the success of our strategic objectives.”

First Quarter 2011 compared to First Quarter 2010 Financial Results

Total revenues for the quarter ended March 31, 2011 were $184,000, an 11% increase, compared to $166,000 for the same period in 2010. This increase is due to the recognition of $100,000 in revenue attributable to our contract with RedHill Biopharma Ltd. for certain development services in connection with the license by RedHill of our

CDT platforms for use in Ondansetron tablet formulations. Off-setting this increase is a $75,000 reduction in royalty revenue from sales of SCOLR nutritional products by Perrigo Company (“Perrigo”). The Company receives royalty payments based on Perrigo’s net profits derived from the sales of products subject to the license agreement. As previously reported, during the fourth quarter of 2010, the Company was informed by Perrigo that some retail accounts will no longer carry certain Perrigo products. The Company expects revenues from Perrigo to decrease substantially as remaining product inventory is sold through during the first half of 2011.

For the quarter ended March 31, 2011, the Company’s marketing and selling expenses increased 112%, or $66,000 to $125,000 for the three months ended March 31, 2011, compared to $59,000 for the same period in 2010.

Research and development expenses increased 90%, or $307,000, to $647,000 for the three months ended March 31, 2011, compared to $340,000 for the same period in 2010. This increase is due primarily to advancement during the first quarter of 2011 of the “actual use” study required to be completed in advance of regulatory submission of our ibuprofen lead product, research and development work for RedHill, and formulation work related to nutritional products.

Net loss increased 16%, or $171,000 to $1,222,000 for the three months ended March 31, 2011, compared to $1,051,000 for the same period in 2010. The increase in net loss reflects higher research and development expenses primarily associated with clinical supplies and preparation activities related to the ibuprofen actual use study. The Company has ceased substantially all clinical activities related to its lead ibuprofen product to conserve capital resources.

SCOLR Pharma had approximately $822,000 in cash and cash equivalents as of March 31, 2011. Based on its existing cash and cash equivalents, absent additional funding, the Company will be unable to fund its operations through the second quarter of 2011.

About SCOLR Pharma:

Based in Bothell, Washington, SCOLR Pharma, Inc. is a specialty pharmaceutical company focused on applying its formulation expertise and patented Controlled Delivery Technology (CDT) platforms to develop novel prescription pharmaceutical, over-the-counter (OTC), and nutritional products. Our CDT drug delivery platforms are based on multiple issued and pending patents and other intellectual property for the programmed release or enhanced performance of active pharmaceutical ingredients and nutritional products. For more information on SCOLR Pharma, please call 425-368-1050 or visit http://www.scolr.com/.

This press release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the Company’s inability to fund its operations through the second quarter of 2011, anticipated orders of its nutritional products, the effectiveness of its expense reduction efforts and projections concerning the profitability of its nutritional business. These forward-looking statements involve risks and uncertainties, including activities, events or developments that we expect, believe or anticipate will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including our ability to reduce expenses, generate revenue and/or obtain financing necessary to continue our operations and unanticipated changes in the timing, amount or terms of orders for our nutritional products. For example, if we are not successful in raising additional capital in the near term, we may be required to further curtail or cease our operations. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission. Such filings are available on our website or at www.sec.gov. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstance.

SCOLR Pharma, Inc.

CONDENSED UNAUDITED BALANCE SHEETS

(In thousands, except par values and number of shares)

	March 31, 2011	December 31, 2010
ASSETS
Current Assets
Cash and cash equivalents	$822	$1,891
Accounts receivable and other receivables	67	103
Inventory	323	324
Prepaid expenses and other assets	145	270

Total current assets	1,357	2,588

Property and Equipment — net of accumulated depreciation of $242 and $217, respectively	303	327
Intangible assets — net of accumulated amortization of $382 and $354, respectively	672	686
Restricted cash	257	257

	$2,589	$3,858

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$183	$145
Accrued liabilities	319	307
Deferred revenue	—	56
Fair value of warrant	45	150

Total current liabilities	547	658

Deferred rent	149	159

Total liabilities	696	817
Commitments and Contingencies	—	—

Stockholders’ Equity
Preferred stock, authorized 5,000,000 shares, $.01 par value, none issued or outstanding	—	—
Common stock, authorized 100,000,000 shares, $.001 par value 49,816,073 issued and outstanding as of March 31, 2011, and December 31, 2010	49	49
Additional paid-in capital	77,115	77,041
Accumulated deficit	(75,271)	(74,049)

Total stockholders’ equity	1,893	3,041

	$2,589	$3,858

SCOLR Pharma, Inc.

CONDENSED UNAUDITED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and number of shares)

	Three months ended March 31,
	2011	2010 (Restated)
Revenues
Licensing fees	$—	$25
Royalty income	66	141
Research and development	118	—

Total revenues	184	166
Operating expenses
Marketing and selling	125	59
Research and development	647	340
General and administrative	740	601

Total operating expenses	1,512	1,000

Loss from operations	(1,328)	(834)
Other income (expense)
Interest income	1	1
Unrealized gain (loss) on fair value of warrant	105	(218)

Total other income (expense)	106	(217)

Net loss	$(1,222)	$(1,051)

Net loss per share, basic and diluted	$(0.02)	$(0.02)

Shares used in computing basic and diluted net loss per share	49,816,073	43,140,968

Contacts:

Investor Relations:

SCOLR Pharma, Inc.

425.368.1050